                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT made and entered into by and between MUTUAL ASSURANCE SOCIETY OF ALABAMA, an Alabama mutual insurance company (the "Employer"), and A. DERRILL CROWE, M.D., an individual (the "Employer");

                               WITNESSETH THAT:
     WHEREAS, Employer desires to employ Employee, and Employee is willing to accept employment, on the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, Employer and Employee hereby agree as follows:

     1. Prior Agreements. This Agreement supersedes all prior agreements and understandings, including, without limitation, any and all Consultant Agreements and Employment Agreements, oral or written, between the parties hereto relative to the employment of Employee by Employer.

     2. Employment. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

     3. Term. This Agreement shall extend for an initial term of one (1) year from January 1, 1982 and ending December 31, 1982. The Agreement shall be automatically renewed for a second term of two (2) years, commencing January 1, 1983, and ending December 31, 1984, unless on or before December 1, 1982, either party shall elect not to renew the Agreement by giving written notice to the other party of such election. Thereafter, the Agreement shall be automatically renewed for successive terms of three (3) calendar years each, unless either party hereto shall have elected not to renew the Agreement for any additional term by giving written notice to the other party of such election at least thirty (30) days prior to the commencement of any such renewal term.

The above provisions notwithstanding, however, this Agreement may be terminated during any term hereof on the conditions set forth in paragraph 10 of this Agreement.

         4. Duties. Employee is engaged as President and Principal Executive Officer of Employer to provide, subject to control of the Board of Directors of Employer, supervision, coordination and control of the business and insurance activities of Employer and its subsidiaries, their executive and supervisory personnel, and the outside firms, consultants and the like who have been engaged to furnish services and advice to Employer and its subsidiaries ("Primary Duties") and to perform such other duties related to the Primary Duties as may be required by the Board of Directors or as set forth in the By-Laws of Employer. The precise duties of Employee may be expanded or curtailed to a reasonable extent under the direction of the Board of Directors of Employer. However, the Primary Duties of Employee shall not be substantially modified except by amendment to this Agreement.

         5.       Extent of Services.

                  (a) Employee agrees to devote his full time, attention, skill and efforts during normal working hours of Employer and of Employee's medical practice employer(s) to the performance of his duties under this Agreement and to the practice of medicine, with due allowance to Employer for time off for vacation, continuing education and illness and for the performance of services for reasonable amounts of time for civic, charitable and professional organizations.

                  (b) It is understood and agreed that the principal occupation of Employee is currently the practice of medicine. This Agreement has been made and entered into with full understanding that Employee may continue to engage in the practice of medicine and that nothing herein shall be construed to limit Employee in carrying on the practice of medicine or to require him to carry on the practice of medicine so long as he shall faithfully perform his duties under this Agreement with energy, skill and diligence commensurate with his responsibilities.

         6. Working Facilities. Employee shall be furnished with a private office, stenographic help, and such other facilities and services as shall be suitable to his position and adequate for the performance of his duties.

         7. Expenses. Employer shall pay and be responsible for, or reimburse Employee if he pays for, all expense reasonably and necessarily incurred by Employee in the performance of his duties as set forth in this Agreement. Such expenses shall include, but shall not be limited to, the following:

                  (a) Expense of furnishing, repairing, maintaining and operating an automobile for use by Employee in connection with his employment hereunder;

                  (b) Reasonable and accountable entertainment expenses incurred or expended by Employee in promotion of Employer's business and in the performance of Employee's duties hereunder.

                  (c) Reasonable and accountable expenses for transportation, lodging, accommodations, meals and other expenses incurred by Employee when his duties require him to travel out of Jefferson County, Alabama.

         8.       Compensation.

                  (a) For each calendar year during the term of this Agreement, Employee's annual compensation from Employer ("Basic Annual Compensation") shall equal the difference between $300,000.00 and Employee's "Medical Practice Earnings" (as defined in paragraph (b) below) for such year; provided, however, that Employee's Basic Annual Compensation shall not be less than $60,000.00 nor more than $100,000.00 for any such calendar year.

                  (b) The term "Medical Practice Earnings" shall mean (A) the aggregate amount of salary and bonuses received by Employee during the applicable calendar year from his medical practice employers, before deductions for income taxes or other withholdings, as compensation for services rendered in the practice of medicine; (B) the aggregate amount of any disability insurance benefits received by

Employee during such year from such disability insurance or plans as may have been provided for Employee by his medical practice employers; and, (C) an amount equal to the aggregate amount of any profit sharing or pension plan contributions that will be required to be credited, or that shall have been credited, to Employee's accounts under the provisions of any qualified profit sharing or pension plan of which Employee shall be an eligible participant with respect to his Medical Practice Earnings. As soon as practicable after December 15 in each calendar year, commencing with the year 1982, Employee will send to Employer a statement of Employee's Medical Practice Earnings for such year, as calculated and verified by the independent auditor then serving the practice group with which Employee practices.

                  (c) During the 1982 calendar year, subject to his continued employment for the full year, Employee's Basic Annual Compensation will be paid as follows:

                  (i) Current compensation in the aggregate amount of Twenty-Four Thousand Dollars ($24,000.00), payable at the rate of Eight Thousand Dollars ($8,000.00) per month for the months of January, February and March, has been paid to Employee, receipt of which salary for said months is hereby acknowledged by Employee;

                  (ii) Additional current compensation in the amount of Six Thousand Dollars ($6,000.00), payable at the rate of Two Thousand Dollars ($2,000.00) per month will be payable for the months of April, May, and June, 1982;

                  (iii) Additional current compensation in the amount of Twenty-Five Thousand Dollars ($25,000.00), payable at the rate of Five Thousand Dollars ($5,000.00) per month will be payable for the months of July, August, September, October, and November, 1982; and

                  (iv) As of December 31, 1983, Employee will receive additional compensation in an amount equal to the difference between his Basic Annual Compensation for the year 1982 and amounts theretofore paid to Employee by Employer pursuant to subparts (i), (ii) and
         (iii) above.


                  (d) During 1983 and each successive calendar year of Employee's employment hereunder, subject to his continued employment for the full year. Employee's Basic Annual Compensation will be paid as follows:

                  (i) Current Compensation in the amount of Fifty-Five Thousand Dollars ($55,000.00), payable at the rate of Five Thousand Dollars ($5,000.00) per month, will be payable for the first eleven
         (11) months of such calendar year; and

                  (ii) As of December 31 of such calendar year, Employee will receive additional compensation in an amount equal to the difference between his Basic Annual Compensation for such calendar year and amounts theretofore paid to Employee by Employer pursuant to subpart (i) above for such calendar year.

                  (e) If the termination of Employee's employment relation with Employer ("Termination of Employment") occurs during the month of December of any year, Employee's Basic Annual Compensation will be determined pursuant to subparagraph (c) or (d) above, as the case may be, as if the Termination of Employment had occurred on December 31 of such year. If such Termination of Employment should occur in a month other than December, the Basic Annual Compensation for such year ("Termination Year") will be determined pursuant to this subparagraph (e), notwithstanding anything to the contrary herein, as follows:

                  (i) The following terms shall be used to determine Employee's Basic Annual Compensation for such Termination Year; (A) "Fraction" shall be a fraction in which the numerator is the number of months elapsed from January 1 of the Termination Year through the last day of the calendar month in which the Termination of Employment occurs and the denominator of which is twelve; (B) "Termination Year Medical Practice Earnings" means the amount of Employee's Medical Practice Earnings for the period beginning on January 1 of the Termination Year and ending on the last day of the calendar month in which Termination of Employment occurs; and (C) "Termination Year Basic Annual Compensation" means the difference between (1) $300,000.00 times the Fraction and (2) Employee's Termination Year Medical Practice Earnings; provided, however, that Employee's Termination Year Basic Annual Compensation shall not be less than $60,000.00 times the Fraction or more than $100,000.00 times the Fraction.

                  (ii) Employee and Employer shall ascertain the amount of the difference between (A) Termination Year Basic Annual Compensation and (B) the sum of the amounts of Basic Annual Compensation theretofore paid to Employee for such calendar year pursuant to paragraph 8(c) or 8(d) hereof, and Employer will pay such amount to Employee on the last day of the calendar month in which Termination of Employment occurs.

                  (f) The compensation payable to Employee hereunder will be subject to required withholding for taxes and other like sums and will be payable monthly or on such other more frequent basis as will conform with Employer's payroll practices from time to time in effect.

         (g) The parties agree that any fees paid to Employee by virtue of his service as a member of the Board of Directors of Employer and/or as a member of the Board of Directors of Employer and/or as a member of any committees or sub-committees of said Board shall not be taken into account in any determinations of the amount of compensation that shall be due Employee for his services under this Agreement.

         (h) In addition to the compensation that shall be due Employee in accordance with the provisions of subparagraphs 8(c), 8(d) and 8(e) above, Employee shall be entitled to participate in such group life, disability and health insurance plans and qualified profit sharing or pension plans of Employer as shall from time to time be in effect for the benefit of Employer's management and executive employees. The value of any such benefits shall not be taken into account by Employer in determining the amount of compensation that shall be due Employee under any other provision of this Agreement.

         (i) Employer agrees to provide and maintain for the benefit of Employee and Employee's beneficiaries, at no cost to Employee, disability insurance coverage providing disability insurance benefits to Employee for a period of five (5) years, commencing with the one hundred eighty-first (181st) day of any disability of Employee rendering him unable to perform the duties of his employment for Employer, and for such additional period thereafter as Employee may be unable to engage in any gainful employment commensurate with his age, qualifications and experience, until he shall have attained the maximum age for which disability insurance benefits are normally paid by established companies offering such insurance coverage. The amount of disability insurance benefits to be so provided by such disability insurance coverage shall be the maximum amount obtainable with respect to Employee at regular or group rates from time to time through any reputable and well established insurer or loss of earnings of individuals due to total and permanent physical and/or mental disability.

         9. Disputes. In the event of a dispute between Employer and Employee concerning the amount of Basic Annual Compensation payable to Employee, such dispute shall be referred to the managing partner of the Birmingham, Alabama, office of a mutually agreed-upon national firm of certified public accountants not then serving as the independent public accountants for Employee, and such individual (the "Arbiter") shall resolve such dispute as herein provided. Each party shall submit to the Arbiter the dollar or percentage figure it believes to be correct as to the disputed item or items, and the Arbiter shall resolve the dispute by selecting the dollar or percentage figure submitted by either one of the parties, or any other figure determined by the Arbiter to be correct. The determination by such party shall be final, and Employer and Employee agree to be bound thereby. If the dispute between the parties is resolved wholly in favor of Employer or Employee, the party losing in such dispute shall bear the fees and expenses of the Arbiter. If the dispute is resolved between the figures submitted by the parties, the parties shall bear such fees and expenses in proportion to the respective differences between the figures submitted by them and the figure determined by the Arbiter. The Arbiter will designate to the parties their respective shares of its fees and expenses, and such determination shall be binding upon the parties.

         10.  Termination of Agreement.

              (a) Except for termination of this Agreement by either party as provided in paragraph 3 hereof, or by reason of any "voluntary termination of employment" of Employee, as defined in subparagraph (d) below, Employer shall not terminate this Agreement or Employee's employment hereunder except for "good cause," as that term is hereinafter defined. For good cause, Employer may terminate this Agreement and Employee's employment hereunder as of the end of any calendar month if it gives at least thirty (30) days prior written notice to the Employee of such termination; provided, that this Agreement shall not be so terminated and the Employee shall not be so discharged unless the Board of Directors of the Employer by a majority of the whole Board then in office (except that Employee shall not be counted in determining either the number of the whole Board that shall be in office or the number necessary to constitute a majority thereof, nor shall his vote be counted), finds that good cause exists for such termination and discharge.

          (b)   "Good cause" shall mean any one or more of the following:

          (i) Employee's failure or refusal to faithfully or diligently perform as agreed in paragraph 3 of this Agreement or his failure to perform the usual and customary duties of his employment and the continuance of such failure or refusal within a reasonable time after Employee's receipt of written notice from the Board of Directors of Employer directing Employee to remedy such failure or refusal, provided, that any such failure or refusal by Employee that shall be attributable to Employee's "disability" (as that term is defined in subparagraph (d) of this paragraph 10) during the first one hundred eighty (180) days thereof shall not constitute good cause for termination of Employee's employment;

          (ii) Any breach by the Employee of the covenants set forth in paragraph 11 of this Agreement;

          (iii) Embezzlement, theft, misappropriation or conversion of any assets of the Employer by Employee alone or while acting in concert with others; or

          (iv) If Employee is charged with the commission of a crime classified as a felony under any federal or state criminal statutes and is arraigned for trial in connection with any such charge regardless of whether Employee shall actually be tried on any such charge.

          (c) Employee's right to Basic Annual Compensation hereunder shall end at the close of the calendar month in which his employment hereunder shall be terminated for any reason, and this Agreement shall thereafter be null, void and of no effect, except the provisions of paragraphs 10(c) and 11(c) which shall survive any termination of Employee's employment hereunder regardless of the cause therefor:

provided, that, subject to the provisions of subpart (iii) of this subparagraph, in the event Employer shall terminate the Employee's employment hereunder for reasons other than as provided in paragraph 3 hereof, or for reasons other than the death, disability or retirement of Employee, or for reasons other than good cause, Employer shall be liable to Employee for liquidated damages for such termination of Employee's employment ("Early Termination") and such damages shall be determined and paid as follows:

          (i) Said liquidated damages shall be an amount that shall equal the product obtained by multiplying the number of full calendar months remaining, after such Early Termination shall occur, in the term of employment during which such Early Termination shall occur, by an amount that shall equal one-twelfth (1/12th) of the Basic Annual Compensation of Employee payable to Employee for the calendar year immediately preceding the year in which such Early Termination shall occur.

          (ii) The amount so determined to be payable to Employee as liquidated damages for such Early Termination shall be paid to Employee in equal monthly installments, without interest, during each calendar month that shall remain in the term in which any such Early Termination shall occur.

          (iii) Notwithstanding anything to the contrary in the above, however, if at the regular annual meeting of the Board of Directors of Employer, said Board shall refuse or fail to re-elect Employee to the office of President of Employer, or should substantially change his Primary Duties without his written consent or by amendment to this Agreement, except for good cause, Employee's employment with Employer shall be deemed to have terminated as of the end of the calendar month in which such annual meeting shall be held, and Employee shall be entitled to liquidated damages for such termination. Said liquidated damages shall be determined and paid in accordance with the provisions of sub-paragraphs (i) and (ii) of this sub-paragraph 10(c), except that Employee's right to receive the monthly payments provided for in said sub-paragraph (iii) shall expire on and as of the last day of the eighth calendar month following the month to which such termination of employment shall occur.

          (d) "VOLUNTARY TERMINATION OF EMPLOYMENT," or words of like import, shall mean any termination by Employee of his employment hereunder, whether by written notice, letter of resignation, verbal pronouncement, or otherwise, and shall also mean any termination of Employee's employment hereunder by reason of his death or disability, or his retirement at normal retirement age, which is as specified in subparagraph 10(a) of this Agreement. For purposes of this Agreement, "disability" of the Employee shall mean the inability of the Employee to perform the duties of his employment hereunder for a continuous period of one hundred eighty (180) days or more by reason of any mental or physical impairment of Employee necessitating his confinement either to a hospital or other facility for the treatment of mental or physical diseases, disorders, or other impairments, or to the place of his residence or other place for the purpose of treatment or recovery of or from any such physical or mental impairment, for a continuous period of one hundred eighty (180) days or more or of such severity as would entitle Employee to disability insurance benefits under any disability insurance policy maintained by Employer and of which policy Employee or others designated by him shall be a named beneficiary or beneficiaries.

                  (e) Notwithstanding any other provision of this Agreement, Employee shall be deemed to have retired, and this Agreement shall terminate, as of the last day of the calendar month in which Employee shall attain the age of seventy (70) years, or as of the last day of the term of his employment hereunder during which term he shall have attained the age of sixty-eight (68) years, whichever day shall be the last to occur.

         11. Covenant Not to Compete. In further consideration of the salary and other compensation to be paid to the Employee hereunder, Employee agrees as follows:

                  (a) During any term of his employment, he shall not, directly or indirectly, either as principal, agent, stockholder, or as partner, officer, director, employee, consultant, or member of the board of directors or board of trustees of any person, firm or corporation, or otherwise, or in any other capacity, engage in, have a financial interest in, or carry on any business that is similar to, or substantially similar to, or competitive with, the business of Employer or any of its subsidiaries. For the purpose hereof, a business will be deemed competitive if it involves issuance, distribution, or sale of any products or services similar to those now or hereafter issued, distributed, or sold by Employer or any of its subsidiaries.

         (b) We shall hold in confidence and not disclose to others (other than in connection with Employee's duties under this Agreement) any information received by him in the course of rendering the services herein contracted for relating to the business and affairs of Employer and the business and affairs of the clients of Employer, and Employee confirms that all such information, policyholder lists, invoice copies, policies, correspondence, quotations, expiration records, and other records representing the insurance business of Employer constitute and shall remain the exclusive property of Employer.


         (c) For a period of two (2) years immediately following any voluntary termination by Employee of his employment hereunder or following any termination of Employee's employment by Employer for good cause, or, in the event Employee's employment hereunder shall be terminated under circumstances as would entitle Employee to liquidated damages under the provisions of paragraph 10(c) hereof, for the period of time during which Employer shall be obligated to pay such liquidated damages to Employee, Employee shall not, directly or indirectly, alone, or as an Employee or member of any partnership, or as an officer, director, stockholder, employee, consultant, or representative of any company, corporation or other business entity, engage in or carry on the business of selling or offering for sale professional liability insurance for medical doctors, or any phase thereof, within any county of the State of Alabama in which Employer shall then be actively soliciting or doing business or in which any of its policyholders shall be located, nor during such time will Employee sell or attempt to provide or sell to any policyholder of Employer any insurance or insurance service which Employer shall be selling or providing, or offering to sell or provide, at the time Employee's employment hereunder shall have been so terminated. This subparagraph shall not be construed so as to prohibit ownership by Employee of shares of capital stock, or other securities for which there is an established public trading market, of insurance companies, or his ownership of policies of insurance issued by so-called "mutual" insurance companies; provided, that while this subparagraph shall remain in force, the aggregate number of shares of said stock of any single insurance company of which Employee may be a stockholder shall not amount to more than five percent (5%) of the issued and outstanding voting shares of said company.

                  (d) Employee recognizes and understands that any award to Employer of damages, or any other relief available to Employer at law, would not be adequate in connection with any breach or threatened breach by the Employee alone, or in conjunction with any other person, of any provision of this paragraph 11, and Employee agrees that in the event of any such breach or threatened breach, Employer may, in addition to any other remedies which may be available to it, file suit to enjoin the Employee, together with all other persons associated with him, from the breach of any such provisions.

         12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Employer, its successors and assigns, and Employee and his heirs, executors, administrators and legal representatives.

         13. Severability. The provisions of this Agreement shall be severable and in the event that any provision hereof shall be found by any court to be unenforceable in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties.

         14. Waiver. Waiver of any term or provision of this Agreement or of any breach of this Agreement or any term or provision hereof shall not be construed as a waiver of any other term or provision or of any other breach nor shall any such waiver be deemed or construed as a continuing waiver of any such term, provision, or breach. The failure of either party to require strict performance of any provisions shall not diminish such party's right thereafter to require strict performance of any provision.

         15. Notice. All notices under this Agreement shall be in writing and shall be given to the party entitled thereto by personal service or by depositing the notice in the United States mail, postage prepaid, addressed as follows:

                  If to Employer:

                       Mutual Assurance Society of Alabama
                       P.O. Box 3435A
                       Birmingham, Alabama 35255

                  If to Employee:

                       A. Derrill Crowe, M.D.
                       2924 Surrey Road
                       Mountain Brook, Alabama 35213

or to such other address as may be specified in writing to the other party.
All notices shall be deemed to have been delivered when personally served or deposited in the mail as provided in this paragraph; provided, that a notice or demand not given as above, if it is in writing, shall be deemed to have been given if and when actually received by the person to whom it is required or permitted to be given.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         17. Amendments. No modification of or addition to this Agreement shall be valid or effective for any purpose unless provided in an endorsement of addendum to this Agreement signed by an authorized officer of the Employer and by the Employee.

         18. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the 1st day of January, 1982, on this 14th day of Dec., 1982.


                                    EMPLOYER:

                                    MUTUAL ASSURANCE SOCIETY OF ALABAMA

ATTEST:                             BY: /s/
                                       ----------------------------------
                                    Its Senior Vice President
                                       ----------------------------------
/s/
------------------------
Its
   ---------------------


                                    EMPLOYEE:



/s/                                 /s/ A. Derrill Crowe, M.D.
------------------------            -------------------------------------
Witness                             A. Derrill Crowe, M.D.

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of January 1, 1985, by and between MUTUAL ASSURANCE SOCIETY OF ALABAMA, an Alabama mutual insurance corporation ("Employer"), and A. DERRILL CROWE, M.D., an individual ("Employee").

                                    RECITALS

         A. Employer and Employee are parties to that certain Employment Agreement, dated as of January 1, 1982 (the "Employment Agreement"). Pursuant to the Employment Agreement, Employee will begin a three-year term of employment as of the date hereof.

         B. Employer and Employee desire to amend the Employment Agreement on the terms and conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

         1. Section 7(a) of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

                  (a) Expenses of operating his private automobile in connection with his employment hereunder, in accordance with the policies in effect for executive employees of Employer from time to time;

         2. Section 8(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

                  (a) For each calendar year during the term of this Agreement, Employee's annual compensation from Employer ("Basic Annual Compensation") shall equal the difference between $325,000 and Employee's

         "Medical Practice Earnings" (as defined in paragraph (b) below) for such year; provided, however, that Employee's Basic Annual Compensation shall not be less than $75,000 nor more than $125,000 for any such calendar year.

         3. Section 8(d)(i) of the Agreement is hereby deleted in its entirety and replaced by the following:

                  (i) Current Compensation in the amount of Sixty-Eight Thousand Seven Hundred Fifty Dollars ($68,750), payable at the rate of Six Thousand Two Hundred Fifty Dollars ($6,250) per month, will be payable for the first eleven (11) months of such calendar year; and

         4. The foregoing amendments to the Employment Agreement shall take effect as of January 1, 1985. Except as herein amended, the Employment Agreement shall remain in full force and effect, and the Employment Agreement, as so amended, is hereby ratified and affirmed.

         IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date and year first above written.


                           MUTUAL ASSURANCE SOCIETY OF ALABAMA



                           BY:  /s/
                              -------------------------------------------
                           Its
                              -------------------------------------------

                               /s/ A. Derrill Crowe
                           ----------------------------------------------
                           A. Derrill Crowe, M.D.

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of January 1, 1988, by and between MUTUAL ASSURANCE, INC. (formerly Mutual Assurance Society of Alabama), an Alabama mutual insurance corporation ("Employer"), and A. DERRILL CROWE, M.D., an individual ("Employee").

                                    RECITALS

         A. Employer and Employee are parties to that certain Employment Agreement, dated as of January 1, 1982, as amended by First Amendment to Employment Agreement, dated as of January 1, 1985 (the "Employment Agreement"). Pursuant to the Employment Agreement, Employee will begin a three-year term of employment as of the date hereof.

         B. Employer and Employee desire to amend the Employment Agreement on the terms and conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

         1. Section 8 of the Employment Agreement is hereby deleted in its entirety, as of the date hereof, and replaced by the following:

                  8.       Compensation.

                           (a)      Employee's annual compensation from
                  Employer ("Basic Annual Compensation") for the calendar year 1988 shall be $125,000.

                           (b) For each calendar year during the term of this Agreement, beginning with the year 1989, Employee's Basic Annual Compensation will be as determined by the Board of Directors of Employer and communicated to Employee by written notice delivered no later than December 15 of the preceding calendar year; provided that,

                                    (1)      Within any three-year term of this
                  Agreement, Employee's Basic Annual Compensation may not be reduced without his written consent; and

                                    (2)      If Employer fails to give such
                  notice to Employee on or before December 15 of any year, Employee's Basic Annual Compensation for the following year will remain the same as in the preceding year.

                           (c) The compensation payable to Employee hereunder will be subject to required withholding for taxes and other like sums and will be payable monthly or on such other more frequent basis as will conform with Employer's payroll practices from time to time in effect.

                           (d) In addition to the compensation that shall be due Employee in accordance with the provisions of subparagraphs 8(a) and 8(b) above, Employee shall be entitled to participate in such group life, disability and health insurance plans and qualified profit sharing or pension plans of Employer as shall from time to time be in effect for the benefit of Employer's management and executive employees. The value of any such benefits shall not be taken into account by Employer in determining the amount of compensation that shall be due Employee under any other provision of this Agreement.

                           (e) Employer agrees to provide and maintain for the benefit of Employee and Employee's beneficiaries, at no cost to Employee, disability insurance coverage providing disability insurance benefits to Employee for a period of five (5) years, commencing with the one hundred eighty-first (181st) day of any disability of Employee rendering him unable to perform the duties of his employment for Employer, and for such additional period thereafter as Employee may be unable to engage in any gainful employment commensurate with his age, qualifications and experience, until he shall have attained the maximum age for which disability insurance benefits are normally paid by established companies offering such insurance coverage. The amount of disability insurance benefits to be so provided by such disability insurance coverage shall be the maximum amount obtainable with respect to Employee at regular or group rates from time to time through any reputable and well established insurer of loss of earnings of individuals due to total and permanent physical and/or mental disability.

     2. The foregoing amendments to the Employment Agreement shall take effect as of January 1, 1988. Except as herein amended, the Employment Agreement shall remain in full force and effect, and the Employment Agreement, as so amended, is hereby ratified and affirmed.

     IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the day and year first above written.


                                       MUTUAL ASSURANCE INC.

                                       BY: /s/
                                          ---------------------------------

                                       Its Secretary
                                           --------------------------------

                                       /s/ A. DERRILL CROWE, M.D.
                                       ------------------------------------
                                       A. Derrill Crowe, M.D.

                                                         (MUTUAL ASSURANCE LOGO)

                                January 1, 1989


A. Derrill Crowe, M.D.
President
Mutual Assurance, Inc.
115 Office Park Drive
Birmingham, Alabama 35223

Dear Dr. Crowe:

Under Section 8(b) of your Employment Agreement with Mutual Assurance, Inc., the Board of Directors is to determine your "Basic Annual Compensation" for the year 1989, and to communicate the same to you in writing on or before December 15, 1988.

The Board of Directors has established your Basic Annual Compensation for 1989 at $150,000. However, the Board has directed that your Basic Annual Compensation for 1989 should be subject to review during the year and subject to amendment by mutual agreement of the parties.

If this letter correctly sets forth our understanding with respect to your Basic Annual Compensation for 1989, please so indicate by signing a copy of this letter in the space below provided, and by returning that copy to me.

                              Very truly yours,


                              /s/ Norton E. Cowart, M.D.
                              ----------------------------------
                                    Norton E. Cowart, M.D.
                              Chairman of the Board of Directors



ACCEPTED AND AGREED TO:




/s/ A. Derrill Crowe
--------------------------
A. Derrill Crowe, M.D.




                                  (LETTERHEAD)

                                                         (MUTUAL ASSURANCE LOGO)

                                December 28, 1989


A. Derrill Crowe, M.D.
President
Mutual Assurance, Inc.
115 Office Park Drive
Birmingham, Alabama 35223

Dear Dr. Crowe:

Under Section 8(b) of your Employment Agreement with Mutual Assurance, Inc., the Board of Directors is to determine your "Basic Annual Compensation" for the year 1990, and to communicate the same to you in writing on or before December 15, 1989.

The Board of Directors has established your Basic Annual Compensation for 1990 at $157,500.

If this letter correctly sets forth our understanding with respect to your Basic Annual Compensation for 1990, please so indicate by signing a copy of this letter in the space below provided, and by returning that copy to me.

                               Very truly yours,



                             Norton E. Cowart, M.D.
                       Chairman of the Board of Directors



ACCEPTED AND AGREED TO:




/s/ A. Derrill Crowe
--------------------------
A. Derrill Crowe, M.D.




                                  (LETTERHEAD)